Exhibit 99.1

FOR IMMEDIATE RELEASE

TAKUNG APPOINTS ZISHEN LI TO BOARD OF DIRECTORS

Hong Kong, March 11, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership in Asian fine art, jewelry and precious gems (collectively, “artwork”), today announced it had appointed the general manager of its Takung (Shanghai) subsidiary, Mr. Zishen Li, as the fifth member of the company’s board of directors.

Mr. Li, 32, has extensive experience in the appraisal, management and online trading of Chinese artworks. He joined Takung in March 2015 as a vice president for its Hong Kong subsidiary, overseeing the listing of individual artworks on the company’s online trading platform. In July 2015 he was appointed general manager of Takung (Shanghai), where he was responsible for overall operation of the subsidiary.

From 2009 through 2014, Mr. Li served as the assistant general manager of Tianjin Culture and Artwork Exchange Co., Ltd., responsible for online artwork trading management. From 2006 to 2008, he was engaged in customer service-related work at WuXi AppTec, a pharmaceutical and medical device technology company with operations in China and the U.S. Mr. Li graduated in 2006 from Zhejiang University of Technology with a bachelor of science degree, and completed postgraduate studies in industrial economics at Nankai University in 2013.

“We welcome Mr. Li to our board, and thank him for the many contributions he has made to our company,” said Takung chief executive Mr. Di Xiao. “We are confident that Mr. Li will continue to play a vital role in helping Takung achieve increasing levels of growth and success.”

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian fine art, jewelry and precious gems. This proprietary platform allows collectors and investors -- including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.

Leslie Chow

+852 31580977

leslie.chow@takungae.com

Asia IR•PR - Investor Relations

Jimmy Caplan

512-329-9505

jimmy@asia-irpr.com

Asia IR•PR - Media Relations

Rick Eisenberg

212-496-6828

rick@asia-irpr.com